UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2024

ADAMAS ONE CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-41560	83-1833607
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

17767 N. Perimeter Drive, Ste. B115

Scottsdale, AZ 85255

(Address of principal executive offices)

(480) 356-8798

(Registrant’s telephone number, including area code)

__________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	JEWL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 19, 2024, Adamas One Corp. (the “Company”) submitted to Nasdaq a plan setting forth the necessary steps to regain compliance with the Nasdaq Listing Rule 5250(c)(1) (the “Submission”). After review, on March 26, 2024, Nasdaq granted an exception to enable the Company to regain compliance with the Rule.

The delay in filing the of the 10-K and 10-Q is due staffing issues at to the Company’s new independent registered public accounting firm Turner, Stone & Company, L.L.P., (“Turner Stone”). In that regard, Turner Stone informed the Company that it would be unable to start reviewing the Company’s financial statements prior to April 12th. Accordingly, the Company expects to file their 10-K on or prior to April 19, 2024 and form 10-Q on or prior to May 20, 2024.

The terms of the exception are as follows: on or before May 20, 2024, the Company must file its Form 10-K for the period ended September 30, 2023, and Form 10-Q for the period ended December 31, 2023 as required by the Rule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMAS ONE CORP.

Dated: April 17, 2024	By:	/s/ John G. Grdina
John G. Grdina Chief Executive Officer